UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 18, 2019

ALPHA HOLDINGS, INC.

____________, 2019

Dear Fellow OncoSec Medical Incorporated Stockholders:

The attached proxy statement and the enclosed BLUE proxy card are being furnished to you, the stockholders of OncoSec Medical Incorporated, a Nevada corporation (“OncoSec” or the “Company”), in connection with the solicitation of proxies by Alpha Holdings, Inc. and Alpha Biolabs, Inc. (together with their affiliates, “Alpha” or “we”) to oppose the proposals relating to the proposed transactions between OncoSec and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP”), and between OncoSec and Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex” together with CGP, collectively the “New Investors”) at the special meeting of stockholders of OncoSec to be held virtually on November , 2019 at 10:00 a.m. Eastern Time  and at any adjournments or postponements thereof (the “Special Meeting”).

 Pursuant to the terms of each separate Stock Purchase Agreement entered into between OncoSec and CGP and OncoSec and Sirtex, each dated October 10, 2019 (collectively the “Purchase Agreements”), upon completion of the transactions contemplated by the Purchase Agreements, the New Investors will be issued an aggregate of 12,000,000 shares of common stock of OncoSec (the “Purchased Shares”) for a cash purchase price of $2.50 per share (the “Proposed Transaction”), resulting in the New Investors owning, in aggregate, approximately 53% of outstanding shares of common stock of OncoSec, and a “change of control” of OncoSec under the rules of Nasdaq Listing Rule 5635(b). In addition, pursuant to the Purchase Agreements, for so long as: (i) CGP owns at least 4,000,000 Purchased Shares, CGP will have the right to nominate two directors, and two additional independent directors (upon any independent director currently serving on OncoSec’s Board ceasing to serve as a director) and (ii) Sirtex owns at least 800,000 Purchased Shares, Sirtex will have the right to nominate one director. Accordingly, the New Investors collectively will have the right to nominate a majority of the directors out of a total of nine directors on the Board.

In order for the Proposed Transaction to be completed and such shares of common stock to be issued to the New Investors, OncoSec stockholders must (i) approve the issuance of 10,000,000 shares of common stock to CGP and 2,000,000 shares of common stock to Sirtex, as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Purchase Agreement, and (ii) approve an amendment to OncoSec’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock to 30,000,000 shares of common stock.

We believe the Proposed Transaction is not in the best interest of OncoSec’s existing stockholders. Accordingly, pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of OncoSec stock to vote AGAINST the proposals being submitted at the Special Meeting for stockholders.

Alpha Holdings, Inc. is a top-ranked Korean company engaged in the design-development service and manufacture of system semiconductors. We beneficially own approximately 15.15% of OncoSec’s common stock and have been a stockholder of OncoSec since October 9, 2018.

The Special Meeting is scheduled to be held virtually on November , 2019, at 10 a.m., Eastern Time.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached proxy statement and the enclosed BLUE proxy card are first being furnished to the stockholders on or about October , 2019.

If you have already voted for management’s proposals relating to the Proposed Transaction, you have every right to change your vote by signing, dating and returning a later dated BLUE proxy card.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, the proxy solicitation firm assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ [ ]
[ ]
Alpha Holdings, Inc.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Alpha’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)

Email: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 18, 2019

SPECIAL MEETING OF STOCKHOLDERS

OF

OncoSec Medical Incorporated

_________________________

PROXY STATEMENT
OF
Alpha Holdings, inc.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Alpha Holdings, Inc. and Alpha Biolabs, Inc. (collectively “Alpha” or “we”) are stockholders of OncoSec Medical Incorporated, a Nevada corporation (“OncoSec” or the “Company”), who beneficially own in the aggregate 1,610,999 shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, which excludes 368,250 shares of Common Stock issuable upon exercise of warrants that are not currently exercisable due to contractual beneficial ownership limitations, or approximately 15.15% of the issued outstanding Common Stock, based on 10,637,143 shares of Common Stock outstanding as of August 23, 2019.

We are writing to you in connection with the proposed issuance by OncoSec (the “Proposed Transaction”) of an aggregate of 12,000,000 shares of Common Stock (the “Purchased Shares”) for $2.50 cash per share to Grand Decade Developments Limited, a British Virgin islands limited company and wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP”) and Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex” together with CGP, collectively “New Investors”), resulting in the New Investors owning, in aggregate, approximately 53% of outstanding shares of Common Stock of OncoSec, and a “change of control” of OncoSec pursuant to Nasdaq Listing Rule 5635(b). In connection with the Proposed Transaction, OncoSec entered into separate Stock Purchase Agreements, both dated as of October 10, 2019, with each of the New Investors (collectively the “Purchase Agreements”). The Board of Directors of OncoSec (the “Board”) has scheduled a special meeting of stockholders for the purpose of considering and voting on certain proposals relating to the Proposed Transaction, and at any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting is scheduled to be held virtually on November , 2019, at 10:00 a.m., Eastern Time.

Pursuant to this proxy statement (the “Proxy Statement”), Alpha is soliciting proxies from holders of the Common Stock, in respect of the following proposals to be considered at the Special Meeting, each as described in greater detail in the preliminary proxy statement of OncoSec on Form PRE 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2019 (the “OncoSec Proxy Statement”) for the Special Meeting (such proposals, the “OncoSec Proposals”):

1. The Company’s proposal to approve the issuance of 10,000,000 shares of Common Stock to CGP and 2,000,000 shares of common stock to Sirtex, as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Purchase Agreements (the “Strategic Partner Stock Issuance Proposal”)

2. The Company’s proposal to approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock to 30,000,000 shares of Common Stock (the “Amendment Proposal”).

Alpha strongly opposes the OncoSec Proposals because it believes the Proposed Transaction is not in the best interests of the Company’s stockholders. You should refer to the information set forth under the heading “REASONS FOR THE SOLICITATION” for a more detailed explanation of Alpha’s rationale for opposing the OncoSec Proposals.

The Company has set the close of business on October            , 2019 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 24 N. Main Street, Pennington, New Jersey 08534. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. According to the Company, as of the close of business on October            , 2019, there were             shares of Common Stock outstanding.

Alpha Holdings, Inc. originally invested in the Company pursuant to a Stock Purchase Agreement, dated September 4, 2018 (the “Alpha Transaction Agreement”) between Alpha Holdings, Inc. and the OncoSec. Alpha made this initial investment based on OncoSec’s future prospect and growth potential. Pursuant to the Alpha Transaction Agreement, Alpha Holdings, Inc. has the right to appoint one director and one observer to OncoSec’s Board as long as Alpha Holdings, Inc. owns at least 50% of the shares of Common Stock purchased by Alpha Holdings, Inc. pursuant to the Alpha Transaction Agreement. Mr. Joon Kim is the director appointed by Alpha Holdings, Inc.

As of the date hereof, Alpha beneficially owns 1,610,999 shares of Common Stock which excludes 368,250 shares of Common Stock issuable upon exercise of warrants that are not currently exercisable due to contractual beneficial ownership limitations.

We intend to vote our Shares AGAINST the Strategic Partner Stock Issuance Proposal and the Amendment Proposal.

This Proxy Statement and BLUE proxy card are first being furnished to the Company’s stockholders on or about October            , 2019.

ALPHA URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD VOTING AGAINST THE OncoSec Proposals.

THIS SOLICITATION IS BEING MADE BY ALPHA AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ONCOSEC PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO ALPHA, C/O OKAPI PARTNERS LLC, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting—This Proxy Statement and our BLUE proxy card are available at

www.okapivote.com/OncoSec

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Alpha urges you to sign, date, and return the enclosed BLUE proxy card today to vote AGAINST the Strategic Partner Stock Issuance Proposal and the Amendment Proposal.

●	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to Alpha, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.

●	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

●	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Alpha’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)

Email: info@okapipartners.com

BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

●	On August 31, 2018, OncoSec and Alpha Holdings, Inc. entered into a stock purchase agreement (the “Alpha Transaction Agreement”), pursuant to which OncoSec agreed to issue and sell to Alpha Holdings, Inc. (i) 533,333 shares of its Common Stock (“First Tranche Shares”), for a cash purchase price of $15.00 per share at a closing, after adjusting for the reverse stock split of OncoSec on May 20, 2019, to be held not prior to 60th day following the date of the Alpha Transaction Agreement, and subject to the satisfaction of certain closing conditions, and (ii) 466,666 shares of its Common Stock (“Second Tranche Shares”), after adjusting for the reverse stock split of OncoSec on May 20, 2019, at the second closing on or before December 15, 2018.

●	The closing of the purchase of the First Tranche Shares occurred on October 9, 2018.

●	The closing of the purchase of the Second Tranche shares occurred on December 7, 2018.

●	On December 20, 2018, OncoSec appointed Mr. Joon Kim (“Mr. Kim”) as a director on the Board. Mr. Kim was appointed to the Board in accordance with the terms of the Alpha Transaction Agreement in conjunction with the closing of the Second Tranche Shares on December 7, 2018.

●	On May 22, 2019, Alpha Holdings, Inc. acquired 491,000 shares of Common Stock and warrants to purchase 368,250 shares of Common Stock at a combined price of $3.15 from the underwriters of OncoSec’s underwritten public offering.

●	In various open market transactions effected between July 15, 2019, and July 17, 2019, Alpha Biolabs, Inc. acquired an additional 120,000 shares of Common Stock.

●	On September 6, 2019, Alpha and OncoSec executed a non-disclosure agreement pursuant to which OncoSec disclosed its term sheet with the New Investors to Alpha.

●	On October 10, 2019, Alpha served a books and records demand on the Company requesting a stockholder list of the Company and certain other information for the purpose of enabling Alpha to communicate (on behalf of itself and its affiliates) with fellow stockholders of OncoSec concerning its intent to solicit proxies in connection with a special or annual meeting of OncoSec’s stockholders.

●	On October 15, 2019, Alpha filed with the SEC Amendment No. 3 to its Schedule 13D stating that Alpha does not believe the Proposed Transaction is in the best interests of the Company’s stockholders and its intention to vote “AGAINST” the Proposed Transaction and to solicit proxies from the Company’s stockholders to also vote “AGAINST” the Proposed Transaction.

●	On October 18, 2019, Alpha filed this preliminary proxy statement with the SEC in connection with its proposed solicitation of the Company’s stockholders to vote “AGAINST” the OncoSec Proposals.

REASONS FOR THE SOLICITATION

We Do Not Believe the Proposed Issuance of Common Stock to the New Investors is in the Best Interest of Existing Common Stockholders

The New Investors will acquire control of OncoSec

If the Strategic Partner Stock Issuance Proposal is approved by the stockholders and the transactions contemplated by the Purchase Agreements are consummated, CGP is expected to own approximately 44% of the outstanding shares of OncoSec’s Common Stock and Sirtex is expected to own approximately 9% of the outstanding shares of OncoSec’s Common Stock, which together will be approximately a 53% interest in all outstanding Common Stock. In the OncoSec Proxy Statement, Sirtex is referred to as an affiliate of CGP. However, what OncoSec has not informed the current stockholders of OncoSec is that on September 20, 2018, CGP announced that it completed an acquisition of 49% of the outstanding equity interests in Sirtex. We do not believe that CGP and Sirtex are arms’ length parties and accordingly, we believe that Sirtex is not just an affiliate of CGP but that CGP will be able to exert substantial influence, if not total control, over Sirtex’s investment in OncoSec.

In addition, for so long as: (i) CGP owns at least 4,000,000 Purchased Shares, CGP will have the right to nominate two directors, and two additional independent directors (upon any independent director currently serving on OncoSec’s Board ceasing to serve as a director) and (ii) Sirtex owns at least 800,000 Purchased Shares, Sirtex will have the right to nominate one director. Accordingly, the New Investors collectively will have the right to nominate a majority of the directors out of a total of nine directors on the Board. Accordingly, we believe that the Proposed Transaction will give CGP and Sirtex effective control of OncoSec, which could make any attempt by third parties to gain control of or acquire OncoSec more difficult or time-consuming, if not impossible. Accordingly, we believe that the Proposed Transaction will discourage third parties from proposing mergers, tender offers or other changes in control that could result in a return of value to OncoSec’s stockholders.

In addition, the New Investors combined voting power will give them the ability to control most of OncoSec’s affairs, including the election of directors, who in turn appoint executive management and can control most actions requiring the approval of stockholders, including the adoption of amendments to OncoSec’s corporate charter and bylaws and approval of any potential merger or sale of all or substantially all assets, segments, or OncoSec itself. This control will give CGP and Sirtex the ability to bring matters to a stockholder vote, and to unilaterally approve such matters, that may not be in the best interest of OncoSec’s other stockholders or stakeholders.

We believe it is inappropriate for OncoSec to give control of the Company to the New Investors in a transaction that does not also return significant value to OncoSec’s current stockholders. Moreover, we also have not been provided with any information regarding the New Investors intentions on how they will manage the Company after the consummation of the Proposed Transaction. We are concerned that the New Investors could take actions that may only benefit the New Investors at the expense of the current stockholders of the Company.

The New Investors’ Purchase is Opportunistic due to Significant Decline in OncoSec’s stock price over the last year

Since the time that we made our initial investment in OncoSec in September 2018, the stock price has declined by nearly 90%, after adjusting for the reverse stock split of OncoSec on May 20, 2019. Alpha and other investors that purchased OncoSec stock between October 2018 and May 2019 have also suffered substantial declines in OncoSec’s stock price. We do not believe that there is any justification for this decline in OncoSec’s stock price and that its product pipeline remains strong and promising. We believe that the Proposed Transaction, for all of the reasons stated in this Proxy Statement, may have the effect of keeping OncoSec’s stock price artificially low, which would unfairly and unnecessarily lock-in the losses of OncoSec’s long term investors. We believe the best course of action for OncoSec is to consider other strategic alternatives that may provide better value to the current existing stockholders, including remaining an independent company.

The Company’s Ability to Operate its Business will be Restricted by Provisions in the Stockholders Agreements

As part of the Strategic Partner Stock Issuance Proposal, each New Investor will each enter a stockholders agreements (collectively the “Stockholders Agreements”) with OncoSec. Pursuant to the Stockholders Agreements, as long as CGP beneficially owns more than 4,000,000 shares of their Purchased Shares or Sirtex beneficially owns more than 800,000 shares of their Purchased Shares, OncoSec cannot take certain actions, including but not limited to the following, without a super majority approval of 70% or more of the OncoSec Board:

(i) amending OncoSec’s charter or bylaws;

(ii) increasing the size of the Board to more than nine directors;

(iii) declaring or paying any dividend or distribution;

(iv) redeeming or repurchasing any of OncoSec’s outstanding securities;

(v) creating or incurring any indebtedness in excess of $250,000;

(vi) selling, leasing or licensing any of OncoSec’s assets; or

(vii) incurring any capital expenditures or any obligations in excess of $500,000 (collectively the “Restricted Activities”).

Moreover, as long as CGP beneficially owns 7,000,000 shares of their Purchased Shares, the Company cannot take any of the Restricted Activities without the consent of CGP.

We believe these Restricted Activities severally limit OncoSec’s ability to operate in the ordinary course of business, especially as it relates to selling, leasing or licensing any of OncoSec’s assets. This overbroad restriction prevents OncoSec from making any sales without first obtaining the approval of the New Investors and essentially serves as a non-compete against any of the interests of CGP. Furthermore, these Restricted Activities have no termination date and may exist for so long as CGP or Sirtex continue to meet certain beneficial ownership requirements. Additionally, we also deem it inappropriate that CGP as a stockholder has veto rights when none of the existing stockholders have any such rights. The Restricted Activities are operational decisions that should be determined by the Board pursuant to their business judgment and subject to their fiduciary duties as a director. For a stockholder to have such right, without a corresponding fiduciary duty, and above the rights of other stockholders is not appropriate and devalues the other stockholder’s Common Stock.

If the New Investors were to reduce the number of shares of Common Stock they beneficially owned after consummation of the Proposed Transaction to the minimums described above, the New Investors would own less than 50% of the total outstanding shares of Common Stock. However, even if they owned less than 50% of the total outstanding shares of Common Stock, they would still have control and veto rights related to the Restricted Activities that are disproportionate to their ownership percentage which will be detrimental to all of the other OncoSec stockholders.

We believe this could result in perverse outcomes. Essentially, CGP could, following the expiration of its 6-month lock-up, sell 3,000,000 shares of OncoSec’s common stock into the public markets (likely depressing OncoSec’s stock price) and at the same time veto transactions that may be beneficial to OncoSec’s stockholders, such as the incurrence of non-dilutive debt financing or a sale or license of some or all of OncoSec’s assets.

Certain provisions of the Purchase Agreements and Stockholders Agreements Limit the ability of Potential Third-Parties to make proposals to acquire OncoSec, Which May Ultimately Reduce the Price Stockholders May Receive for their Shares of Common Stock

Among other things, the Purchase Agreements and Stockholders Agreements provides CGP with the following rights:

1) a vague and ambiguous irrevocable “exclusive option” to “offer” to acquire the remining outstanding Common Stock (resulting in taking OncoSec private and consequently squeezing out public stockholders) during the twelve months following the closing of the Proposed Transaction at a pre-determined price of the higher of $4.50 or 110% of the closing price of the Company’s stock the day immediately before the going private transaction (the “Go Private Provision”),

2) receive a 60 days’ prior notice and a right of first refusal on any future licensing or acquisition transactions involving OncoSec (the “ROFR”),

3) for so long as CGP owns at least 7,000,000 Purchased Shares, CGP has a broad approval right over any sale, lease or license of any of OncoSec’s assets.

We believe that it is highly unorthodox for a public company to agree to provisions such as these, and breach the Boards’ basic responsibilities to OncoSec’s stockholders.

The Go Private Provision as drafted in the Purchase Agreement between OncoSec and CGP is vague and ambiguous, but arguably gives CGP the right to acquire OncoSec at a pre-determined price effectively capping any potential return of value to OncoSec’s stockholders at $4.50 per share or 10% premium to OncoSec’s stock price, whichever is greater, regardless of the fairness of that price at the time of the transaction or the existence of competing superior proposals. In the absence of a competitive process or fairness evaluation at the time of a go private transaction, the pre-determined price set forth in the Go Private Provision is arbitrary. We believe that the Go Private Provision is unfair to OncoSec’s stockholders who have already suffered a significant decline in OncoSec’s share price of approximately 90% in the prior twelve months and now may be frozen out of future upside.

Furthermore, we believe that the ROFR given to CGP with respect to other acquisition proposals, the fact that the New Investors will control 53% of OncoSec’s voting power and that CGP’s approval is needed for any sale, lease or license of OncoSec’s assets will strongly, if not entirely, discourage any other potential acquirers of OncoSec from even making an offer for OncoSec. In the event that a third party did a make an offer for OncoSec, the ROFR would mean that CGP would not be required to provide a higher offer but could simply match. We believe that OncoSec’s Board has effectively made a competitive process for the future sale of OncoSec impossible.

Furthermore, we believe that OncoSec’s grant of a ROFR to CGP with respect to future licensing transactions is particularly troublesome because it does not take into account CGP’s ability to actually perform as a licensee. CGP could exercise the ROFR with respect to licensing transactions for territories where it may not have as much experience with development, commercialization and/or sublicensing as other potential licensees. Were this to occur, it could be detrimental to OncoSec’s ability to successfully monetize its product pipeline. Furthermore, the ROFR with respect to licensing transactions is illusory. Since CGP can veto any licensing transaction (so long as it owns 7,000,000 Purchased Shares), CGP could veto any proposed license transaction with a third party and then simply seek more favorable terms from OncoSec.

In our opinion, OncoSec’s Board has surrendered its business judgment regarding a future sale of OncoSec or a licensing transaction to the New Investors. Not only are the New Investors under no obligation to ever engage in a transaction with OncoSec that would return value to OncoSec’s other stockholders (even if at the capped price), but the terms of the Purchase Agreement and the New Investor’s effective control of OncoSec will likely discourage other potential bidders from seeking to acquire OncoSec. We believe that this is the worst of all worlds.

The Right of Participation Granted to the New Investors May Lead to Further Dilution of OncoSec’s Current Stockholders

Pursuant to the Stockholders Agreement, as long as CGP owns at least 6,000,000 Purchased Shares or Sirtex owns 1,200,000 Purchased Shares, in the event that OncoSec issues or sells new equity and debt securities in the future, each New Investor has a right to purchase, up to their pro rata portion, of the new securities, subject to certain limitations (the “Right of Participation”). None of OncoSec’s current stockholders have a Right of Participation and if the New Investors exercise this Right of Participation, all of OncoSec’s current stockholders will be further diluted and the New Investors will have the ability to maintain their control position. The existence of preemptive rights will also chill the Company’s ability to bring in new capital.

The License Agreement Does Not Require CGP to Develop or Sell the Licensed Products Which May Result in OncoSec Not Benefiting from its Valuable TAVO and Visceral Lesion Applicator Products

Pursuant to the proposed License Agreement between OncoSec and CGP (the “License Agreement”), OncoSec granted an exclusive license to its intellectual property including all in-licensed and owned intellectual property rights (but excluding certain confidential patents and know-how), to develop and commercialize its entire pipeline of drugs and devices in the Territory (defined below), including the valuable TAVO and Visceral Lesion Applicator (VLA) products and accompanying generators and all improvements thereto. We believe this exclusive license is highly unusual as it is not limited to either a particular drug or device, or candidate, or a particular country, which we believe is the case for most such licenses. Rather, the license encompasses rights in approximately 40 jurisdictions including China and India (the “Territory”). There are numerous other provisions that we believe are unusual and highly unfavorable for OncoSec as the licensor to grant a CGP as a licensee, such as:

(i) crediting of development costs to CGP’s payment obligations to OncoSec which may significantly reduce the royalty payments due to OncoSec to de minimis amounts;

(ii) granting sublicense rights that can be extended through any number of tiers with no limits or control over who can be a sublicensee;

(iii) a royalty term that expires when the last issued patent rights expire but does not account for OncoSec’s pending patent applications in the definition of “Valid Claims” under the License Agreement;

(iv) payment reductions for compulsory licenses that might be the fault of CGP;

(v) OncoSec providing CGP with various onerous and one-sided representations and warranties, and covenants; and

(vi) a joint development committee where CGP as the licensee (rather than OncoSec as the licensor) has the absolute final decision-making authority (except in limited circumstances related to patient or product safety) without resort to any dispute resolution mechanism.

Additionally, from a financial perspective, there does not appear to be any diligence obligation nor milestone dates requiring CGP to advance development or sales of Licensed Products (as defined in the License Agreement) on any schedule or to have a minimum of sales in any given period, which is we believe is very disadvantageous to OncoSec. This permits CGP to shelve the Licensed Technology (as defined in the License Agreement) at their sole discretion and owe nothing to OncoSec which would prevent OncoSec from otherwise financially benefitting from its valuable intellectual property assets and Licensed Products in the Territory since there are no milestone payments required to be paid by CGP for the development of the Licensed Products in any region of the Territory. Even more unusual is that the License Agreement has no expiration date, and that CGP gets to retain its licenses indefinitely and to pay a reduced royalty if it terminates the License Agreement due to an uncured material breach or insolvency by OncoSec. Since the New Investors have effective control of OncoSec, they may choose to intentionally harm OncoSec to create a material breach or insolvency under this License Agreement to reduce the royalty fees to be paid under the License Agreement.

For the reasons discussed above, we believe that the License Agreement is extremely detrimental to the existing stockholders of OncoSec. We believe the terms of the License Agreement are extremely favorable to CGP and extremely unfavorable to OncoSec. Moreover, CGP may be incentivized to not develop or sale the Licensed Products if CGP decides to compete against the Licensed Products. CGP has no obligations to make any payments to OncoSec under the License Agreement. Lastly, it may be in CGP’s best interest to cause OncoSec to materially breach the License Agreement to pay a reduced royalty in the future.

The Services Agreement with Sirtex only benefits Sirtex and not OncoSec’s Stockholders

As part of the Proposed Transaction, OncoSec intends to enter into a Services Agreement with Sirtex (the “Services Agreement”) whereby Sirtex shall provide certain undefined services, as determined by a Joint Steering Committee, to OncoSec in return for an undefined royalty payment based on net sales of the product in all countries other than China and Territory as defined under the License Agreement. This Services Agreement does not benefit OncoSec’s stockholders as the royalty payment to be paid to Sirtex reduces OncoSec’s potential net income from sales of its products. Additionally, the Services Agreement is to be governed by a Joint Steering Committee, comprised of three individuals appointed by OncoSec and Sirtex, and the Joint Steering Committee will determine the services Sirtex provides to OncoSec, commercialization strategies and certain other matters. However, since the New Investors have control of OncoSec, they will likely be able to appoint the individuals for both OncoSec and Sirtex to the Joint Steering Committee, creating serious doubts that these appointments will look after the best interests of OncoSec’s other stockholders. We believe a potential outcome relating to this Services Agreement is Sirtex not providing any meaningful services to OncoSec while still receiving significant royalty payments.

The Termination Fee and Expenses Payable to the New Investors are Excessive

The Company is required to pay CGP a termination fee of $1,200,000 if the Stock Purchase Agreement between OncoSec and CGP is terminated due to a “material breach” by OncoSec. Additionally, OncoSec has agreed to reimburse the reasonable legal fees and expenses of up incurred by each of the New Investors in an amount not to exceed $300,000 each. The concept of a termination fee in this transaction is highly unusual. In a sale transaction for an entire public company, it is unusual for the company to agree to pay a termination fee in the event of a material breach of the agreement. Generally, a termination fee is payable in a public company sale when the public company terminates the agreement to enter into an agreement for a superior proposal. We do not understand the rationale for the payment of a termination fee in the particular facts and circumstances of the Proposed Transaction. We are particularly concerned that CGP will sue the Company for material breach if the current stockholders do not vote “For” the OncoSec Proposals because pursuant to the Stock Purchase Agreement between the Company and CGP, the Company shall use its reasonable best efforts to solicit the approval of the Company’s stockholders for the issuance of all common stock contemplated in the Purchase Agreements and shall take all other actions necessary or advisable to secure such approval. CGP may claim the Company did not use its reasonable best efforts if the OncoSec Proposals are not approved. Lastly, this termination fee and reimbursement of legal expenses are excessive and potentially debilitating to OncoSec and its stockholders.

FOR ALL OF THE REASONS STATED ABOVE WE urge you to demonstrate your opposition to the Proposed Transaction and to send a message to the Board that the Proposed Transaction is not in the best interest of OncoSec’s STOCKHOLDERS by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

PROPOSAL 1

STRATEGIC PARTNER STOCK ISSUANCE PROPOSAL

In connection with the Proposed Transaction, you are being asked by the Company to approve the Strategic Partner Stock Issuance Proposal. Under the Stock Purchase Agreements, and as discussed in detail in the OncoSec Proxy Statement, the Company is required to obtain, as a condition to the closing of the Proposed Transaction, the approval of OncoSec’s stockholders in order to issue the shares of Common Stock to the New Investors.

Immediately following completion of the Proposed Transaction, OncoSec stockholders immediately prior to the completion of the Proposed Transaction are expected to own approximately 47% of the outstanding shares of the Common Stock and the New Investors are expected to own approximately 53% of the outstanding shares of the Common Stock.

In order to approve this Proposal 1, the Nasdaq Listing Rules require a minimum vote of the majority of total votes cast at the Special Meeting, and Section 78.320 of the Nevada Revised Statutes requires the affirmative votes of the holders of a majority of the shares of common stock present in person or represented by proxy on the matter. Therefore, the Company is required to obtain the affirmative vote of the majority of votes cast in order to approve this Proposal 1 and that a quorum be present. In calculating the voting results, abstentions and broker non-votes will not count as votes cast and will not be included in the calculation of the number of shares considered present at the Special Meeting for purposes of determining the existence of a quorum.

For the reasons discussed in the “Reasons for the Solicitation” section of this Proxy Statement, we oppose the Proposed Transaction as we believe that the Proposed Transaction is not in the best interests of the Company and its stockholders. To that end, we are soliciting your proxy to vote AGAINST the Strategic Partner Stock Issuance Proposal at the Special Meeting.

We urge you to demonstrate your opposition to the Proposed Transaction and to send a message to the Board that the Proposed Transaction is not in the best interest of OncoSec stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

ALPHA urges you to vote “AGAINST” THE Strategic Partner Stock Issuance Proposal ON THE ENCLOSED BLUE PROXY CARD and intendS to vote ITS shares “against” this proposal.

PROPOSAL 2

AMENDMENT PROPOSAL

In connection with the Proposed Transaction, you are being asked by the Company to approve the Amendment Proposal. Under the current Articles of Incorporation, OncoSec does not have sufficient number of unissued authorized shares of Common Stock to issue the shares of Common Stock to the New Investors pursuant to the Purchase Agreements. Hence, as discussed in detail in the OncoSec Proxy Statement, the Company is required to obtain, as a condition to the closing of the Proposed Transaction, the approval of its stockholders in order to amend the current Articles of Incorporation to increase the number of authorized shares of Common Stock from 26,000,000 to 30,000,000.

Approval of the Amendment Proposal requires the affirmative vote of at least a majority of the shares of Common Stock outstanding at the Record Date and that a quorum be present. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will have the same effect as a negative vote.

For the reasons discussed in the “Reasons for the Solicitation” section of this Proxy Statement, we oppose the Proposed Transaction as we believe that the Proposed Transaction is not in the best interests of the Company and its stockholders. To that end, we are soliciting your proxy to vote AGAINST the Amendment Proposal at the Special Meeting.

We urge you to demonstrate your opposition to the Proposed Transaction and to send a message to the Board that the Proposed Transaction is not in the best interest of OncoSec stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

ALPHA urges you to vote “AGAINST” THE Amendment Proposal ON THE ENCLOSED BLUE PROXY CARD and intendS to vote ITS shares “against” this proposal.

Consequences of Defeating the OncoSec Proposals

The approval of each of the Strategic Partner Stock Issuance Proposal and the Amendment Proposal by OncoSec stockholders is a condition to the closing of the Proposed Transaction. If either the Strategic Partner Stock Issuance Proposal or the Amendment Proposal is not approved by OncoSec stockholders, the Proposed Transaction cannot be consummated. Regardless of whether the Proposed Transaction is consummated, OncoSec is required to reimburse each New Investor up to $300,000 each for their reasonable legal fees and expenses.

If the Purchase Agreement with CGP is terminated by CGP due to OncoSec materially breaching a covenant or agreement contained in the such Purchase Agreement then OncoSec will pay CGP a termination fee in the amount of $1,200,000.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Strategic Partner Stock Issuance Proposal and AGAINST the Amendment Proposal, and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

In accordance with Nevada law (the law under which OncoSec is incorporated) and OncoSec’s bylaws, the presence at the Special Meeting, by proxy or in person, of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote on the Record Date constitutes a quorum, thereby permitting the stockholders to conduct business at the Special Meeting. Abstentions, votes withheld, and broker or nominee non-votes will not be included in the calculation of the number of shares considered present at the Special Meeting for purposes of determining the existence of a quorum. If a quorum is not present at the Special Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment of the meeting.

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange, which govern voting matters at the Special Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

Both the Strategic Partner Stock Issuance Proposal and the Amendment Proposal are not considered to be “routine” matters. Broker that hold your shares therefore do not have discretionary authority to vote your shares on this matter unless they receive instructions from you on those matters. A failure to instruct your broker on how to vote your shares will be considered a vote against the Amendment Proposal.

VOTES REQUIRED FOR APPROVAL

Approval of the Strategic Partner Stock Issuance Proposal: According to the OncoSec Proxy Statement, this proposal will be approved upon the affirmative vote of a majority of total votes cast. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will not count as votes cast.

Approval of the Amendment Proposal: According to the OncoSec Proxy Statement, this proposal will be approved upon the affirmative vote of a majority of the Common Stock outstanding. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will have the same effect as a negative vote.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered, via the Internet, by telephone or by mail to either Alpha in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 24 N. Main Street, Pennington, NJ. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Alpha in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies against the OncoSec Proposals.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Alpha. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Alpha has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $[*], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Alpha has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Alpha will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Okapi Partners will employ approximately [*] persons to solicit stockholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by Alpha. Costs of this solicitation of proxies are currently estimated to be approximately $[*] (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Alpha estimates that through the date hereof its expenses in connection with this solicitation are approximately $[*]. Alpha intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Alpha does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held virtually on November , 2019, at 10:00 a.m., Eastern Time.

Q:	Who is entitled to vote at the Special Meeting?

A:	All holders of shares of Common Stock who held shares at the Record Date for the Special Meeting (the close of business on October , 2019) are entitled to receive notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof.

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to vote on the following two proposals:

●	to approve the Strategic Partner Stock Issuance Proposal; and

●	to approve the Amendment Proposal.

The approval of the Strategic Partner Stock Issuance Proposal and the Amendment Proposal by OncoSec stockholders is a condition to closing of the Proposed Transaction.

Please see the sections entitled “Proposal 1: Strategic Partner Stock Issuance Proposal,” and “Proposal 2: Amendment Proposal” for more about each of these proposals.

Q:	How should I vote on the Strategic Partner Stock Issuance Proposal?

A:	We recommend that you vote “AGAINST” the Strategic Partner Stock Issuance Proposal on the enclosed BLUE proxy card.

Q:	How should I vote on the Amendment Proposal?

A:	We recommend that you vote “AGAINST” the Strategic Partner Stock Issuance Proposal on the enclosed BLUE proxy card.

Q:	What vote is required to approve the Strategic Partner Stock Issuance Proposal?

A.	According to the OncoSec Proxy Statement, this proposal will be approved upon the affirmative vote of a majority of total votes cast. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will not count as votes cast.

Q:	What vote is required to approve the Amendment Proposal?

A:	According to the OncoSec Proxy Statement, this proposal will be approved upon the affirmative vote of a majority of the Common Stock outstanding. Abstentions and votes withheld and broker or nominee non-votes (and shares represented by proxies reflecting broker or nominee non-votes) will have the same effect as a negative vote.

Q.	How do I vote my shares at the virtual Special Meeting?

A:

If you hold shares of Common Stock as the stockholder of record, or if you are a beneficial owner and hold shares of Common Stock in street name, you have the right to vote those shares at the Special Meeting. In order to vote your shares during the Special Meeting, whether you hold your shares of record or in street name, please follow the instructions at www.virtualshareholdermeeting.com/ONCS2019SM. You will need the 16 digit control number provided on your blue proxy card and voting instruction form. Even if you plan to attend the virtual Special Meeting, you should submit a blue proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Special Meeting.

Q.	How do I vote my shares without attending the Special Meeting?

A.	Whether you hold Common Stock directly as a stockholder of record or indirectly as the beneficial owner of Common Stock held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by Internet, telephone or by mail. Please refer to the summary instructions below and those included on your blue proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet—If you have internet access, you may authorize your proxy from any location in the world as directed in “Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.” You may also access the proxy materials and voting instructions over the Internet via the web address listed on the blue proxy card or your voting instruction form. You may submit your proxy or voting instructions by following the instructions on the notice or on the proxy voting website.

●	By Telephone—If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the blue proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

●	By Mail—You may authorize your proxy by signing your blue proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q:	How important is my vote?

A:	Your vote “AGAINST” each of the Strategic Partner Stock Issuance Proposal and the Amendment Proposal is very important, and you are encouraged to submit a BLUE proxy card as soon as possible.

According to OncoSec Proxy Statement, a stockholder’s abstention from voting on the Strategic Partner Stock Issuance Proposal or the failure of a stockholder who holds his or her shares in “street name” through a broker, bank or other nominee holder of record to give voting instructions to that broker, bank or other nominee holder of record or any other failure of a stockholder to vote will have no effect on the approval of the Strategic Partner Stock Issuance Proposal because abstentions and these failures to vote are not considered “votes cast.”

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Amendment Proposal because the Amendment Proposal requires an affirmative vote by a majority of the shares outstanding and entitled to vote.

We urge you to demonstrate your opposition to the Proposed Transaction and to send a message to the Board that the Proposed Transaction is not in the best interest of OncoSec stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

Q:	What happens if the Proposed Transaction is not completed?

A:	If the Strategic Partner Stock Issuance Proposal or the Amendment Proposal is not approved by OncoSec stockholders or the Proposed Transaction is not completed for any other reason, OncoSec will not be able to issue 10,000,000 Common Stock to CGP or 2,000,000 Common Stock to Sirtex as contemplated under the Purchase Agreements. Regardless of whether the Proposed Transaction is consummated, OncoSec is required to reimburse each New Investors up to $300,000 each for their reasonable legal fees and expenses. If the Purchase Agreement with CGP is terminated by CGP due to OncoSec materially breaching a covenant or agreement contained in the such Purchase Agreement, then OncoSec will pay CGP a termination fee in the amount of $1,200,000.

Q:	Where can I find additional information concerning OncoSec and the Proposed Transaction?

A:	Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the OncoSec Proxy Statement in connection with the Special Meeting, including:

●	a summary term sheet of the Proposed Transaction;

●	the terms of the Purchase Agreement and related transactions;

●	any reports, opinions and/or appraisals received by OncoSec in connection with the Proposed Transaction;

●	past contacts, transactions and negotiations by and among the parties to the Proposed Transaction and their respective affiliates and advisors;

●	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Proposed Transaction;

●	the trading prices of OncoSec stock over time;

●	the compensation paid and payable to OncoSec’s directors and executive officers; and

●	appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in the OncoSec Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

Q.	What do I need to do now?

A.	Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this Proxy Statement, please submit your BLUE proxy card promptly to ensure that your shares are represented at the Special Meeting. If you hold your shares of Common Stock in your own name as the stockholder of record, please submit your proxy for your shares of Common Stock by completing, signing, dating and returning the enclosed BLUE proxy card in the accompanying prepaid reply envelope. If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the proxy solicitation materials. By completing the voting instruction card, please direct your nominee how to vote your shares. If you decide to attend the Special Meeting and vote in person, your vote by ballot at the Special Meeting will revoke any proxy previously submitted. If you are a beneficial owner of shares of Common Stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating, and returning the enclosed BLUE proxy card today to vote AGAINST the OncoSec Proposals.

CERTAIN INFORMATION REGARDING ALPHA AND THEIR AFFILIATES

Alpha Holdings, Inc. is a top-ranked Korean company engaged in the design-development service and manufacture of system semiconductors. The company, formerly known as Alpha Chips Corp. changed its name to Alpha Holdings, Inc. in August 2016 and has expanded its business area into biotechnologies and thermal compound materials. Alpha Holdings, Inc. a listed company in the KOSDAQ Market, was founded in 2002 and is headquartered in Seongnam, South Korea. Alpha Biolabs, Inc. is a wholly owned subsidiary of Alpha Holdings, Inc. Alpha Holdings, Inc. beneficially own in the aggregate 1,610,999 shares of Common Stock, which excludes 368,250 shares of Common Stock issuable upon exercise of warrants that are not currently exerciseable due to contractual beneficial ownership limitations, or approximately 15.15% of the issued outstanding Common Stock, based on 10,637,143 shares of Common Stock outstanding as of August 23, 2019.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. Alpha will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Okapi Partners, at the following address or phone number: 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, or call toll free at +1 (888) 785-6617. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

Alpha is unaware of any other matters to be considered at the Special Meeting. However, should other matters, which Alpha is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

Alpha has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the OncoSec Proxy Statement. This disclosure includes, among other things, detailed information relating to the background and overview, reasons for, terms and consequences of the Proposed Transaction, potential adverse effects to existing stockholders, and use of proceeds.

See Schedule I for information regarding persons who beneficially own more than 5% of the outstanding shares of Common Stock and the ownership of the shares of Common Stock by the management and directors of OncoSec.

The information concerning the Company contained in this Proxy Statement and the Schedule attached hereto has been taken from, or is based upon, publicly available information.

Alpha Holdings, Inc.

October      , 2019

SCHEDULE I

The following table is reprinted from the preliminary proxy statement filed by OncoSec Medical Incorporated with the Securities and Exchange Commission on October 16, 2019.

STOCK OWNERSHIP OF AND VOTING BY ONCOSEC DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

The table below sets forth certain information regarding the beneficial ownership of our common stock of (i) each person who, to our knowledge, owns more than 5% of our common stock as of October    , 2019, (ii) each of our directors and named executive officers, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table below, the address of each person named in the table is: c/o OncoSec Medical Incorporated, 24 N. Main Street, Pennington, NJ 08534.

Beneficial ownership is determined and calculated in accordance with applicable SEC rules, and generally includes sole or shared voting and/or investment power with respect to securities. These rules provide that shares of our common stock subject to options, warrants, restricted stock units or other rights that are currently exercisable or exercisable or subject to vesting within 60 days after October    , 2019 are deemed to be beneficially owned and outstanding for purposes of computing the share and percentage ownership of the person holding such options, warrants, restricted stock units or other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (No. of Shares)	Percentage Beneficially Owned (%)(1)
Directors and Named Executive Officers
Daniel J. O’Connor (2)	[ ]	[ ]
Sara M. Bonstein (3)	[ ]	[ ]
Margaret Dalesandro, PhD (4)	[ ]	[ ]
Dr. James DeMesa (5)	[ ]	[ ]
Dr. Avtar Dhillon (6)	[ ]	[ ]
Punit S. Dhillon (7)	[ ]	[ ]
Joon Kim (8)	[ ]	[ ]
Robert Ward (8)	[ ]	[ ]
All directors, nominees and current executive officers as a group (8 persons)	[ ]	[ ]
5% Stockholders
Alpha Holdings, Inc. (9)	[ ]	[ ]
Altium Capital Management, LP (10)	[ ]	[ ]

*	Less than 1%.

(1)	Based on [ ] shares of our common stock issued and outstanding as of October , 2019. Except as otherwise indicated, we believe the beneficial owners of our common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Includes [ ] RSUs to be vested and [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(3)	Includes [ ] RSUs to be vested and [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(4)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(5)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(6)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(7)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(8)	Includes [ ] shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days after October , 2019.

(9)	Based solely upon a Schedule 13D/A filed on [ ] by Alpha Holdings, Inc. (“Alpha”) which includes 368,250 shares of common stock issuable upon exercise of warrants. Alpha beneficially owns 1,610,999 Shares of our common stock and has sole dispositive power as to 1,610,999 Shares of our common stock. The address of Alpha is Smilegate Tower, 8th Floor, Pangyo-ro 344, Bundang-gu, Seongnam-si, Gyeonggi-do, South Korea.

(10)	Based solely upon a Schedule 13G filed on May 30, 2019 by Altium Capital Management LP (“Altium”) which includes 714,000 shares of common stock issuable upon exercise of warrants. Altium beneficially owns 952,000 shares of our common stock and has sole dispositive power as to 952,000 shares of our common stock. The address of Altium is 551 5th Avenue, 19th Floor, New York, NY 10176, USA.

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Alpha your proxy AGAINST the Strategic Partner Stock Issuance Proposal and the Amendment Proposal by taking three steps:

●	SIGNING the enclosed BLUE proxy card,

●	DATING the enclosed BLUE proxy card, and

●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Alpha’s proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (888) 785-6617 (Toll-Free)
Email: info@okapipartners.com

BLUE PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED October 18, 2019

ONCOSEC MEDICAL INCORPORATED

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ALPHA HOLDINGS, INC. AND ALPHA BIOLABS, INC. IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF ONCOSEC MEDICAL INCORPORATED
IS NOT SOLICITING THIS PROXY

PROXY

The undersigned appoints [         ], [           ], and [         ], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock (the “Common Stock”) of OncoSec Medical Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of the Stockholders of the Company scheduled to be held virtually on November       , 2019 at 10:00 a.m., Eastern Time and any adjournments or postponements thereof, (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Alpha Holdings, Inc. and Alpha Biolabs, Inc. (collectively “Alpha”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Alpha’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

☒ Please mark vote as in this example

ALPHA STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

1.	The Company’s proposal to approve the issuance of 10,000 shares of common stock to Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP”), and 2,000,000 shares of common stock to Sirtex Medical US Holdings, Inc., an affiliate of CGP (“Sirtex”), as required pursuant to Nasdaq Listing Rule 5635(b) and Nevada law, and in accordance with the Stock Purchase Agreements (the “Purchase Agreements”) by and between CGP, Sirtex, and the Company dated October 10, 2019, and the ancillary agreements related thereto (the “Strategic Partner Stock Issuance Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	The Company’s proposal to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares of common stock (the “Amendment Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.